Exhibit 99.1

Motorola Announces First-Quarter 2010 Financial Results

Financial Highlights

•                  First-quarter sales of $5.0 billion

•                  First-quarter GAAP earnings of $0.03 per share, compared to a loss from continuing operations of $0.13 per share in first quarter 2009; first-quarter 2010 GAAP earnings include income of $0.01 per share from highlighted items

•                  Total cash* of $8.5 billion, a sequential increase of $455 million

•                  Enterprise Mobility Solutions sales of $1.7 billion; operating earnings of $141 million

•                  Mobile Devices sales of $1.6 billion; shipped 8.5 million handsets, including 2.3 million smartphones; operating loss of $192 million

•                  Networks sales of $896 million; operating earnings of $112 million

•                  Home sales of $838 million; operating earnings of $20 million

SCHAUMBURG, Ill. — April 29, 2010 — Motorola, Inc. (NYSE: MOT) today reported sales of $5.0 billion in the first quarter of 2010. The GAAP earnings in the first quarter of 2010 were $69 million, or $0.03 per share, which compares to a GAAP loss from continuing operations of $291 million, or $0.13 per share, in the first quarter of 2009.

First-quarter 2010 GAAP earnings include net income of $0.01 per share from highlighted items, which are described at the end of the press release. GAAP earnings per share also include non-cash expenses for stock-based compensation and amortization of intangibles totaling $0.04 per share in the first quarter of 2010. Further details are outlined at the end of this press release.

During the quarter, the Company generated positive operating cash flow of $485 million and ended the quarter with a total cash* position of $8.5 billion.

“We continue to execute on our business strategy, build momentum in smartphones and improve our operating performance. During the quarter, we increased smartphone shipments sequentially and introduced six new devices,” said Sanjay Jha, Motorola co-chief executive officer and CEO of Mobile Devices and Home. “We are in a strong position to improve our share in the rapidly growing smartphone market, particularly in light of our competitive portfolio, strengthened brand and improved carrier relationships.”

Jha added, “The Mobile Devices and Home businesses are uniquely positioned to capitalize on the convergence of mobile experiences and home entertainment. We remain focused on developing next-generation products to capitalize on the opportunities of this dynamic market.”

“Our Enterprise Mobility Solutions and Networks businesses performed very well during the quarter, delivering strong operating earnings and excellent cash generation,” said Greg Brown, Motorola co-chief executive officer and CEO of Motorola Solutions. “These businesses continue to deliver best-in-class market leadership and financial returns.”

Operating Results

Mobile Devices segment sales were $1.6 billion, down 9 percent compared with the year-ago quarter. The GAAP operating loss was $192 million, a significant improvement compared to the operating loss of $545 million in the year-ago quarter.

Mobile Devices highlights:

•                  Shipped 8.5 million units, including 2.3 million smartphones; continued to strengthen North America position and shipped smartphones to carrier, distributor and retail customers globally

•                  Introduced six new Android-powered smartphones: BACKFLIP™, QUENCH™/CLIQ XT™, DEVOUR™, as well as three products designed for the Asia market, the MOTO XT701, MT710 and XT800, bringing our smartphone portfolio to eight

•                  Introduced SHOP4APPS, an application store, currently available for our consumers in China to enhance their Motorola Android experience

Home segment sales were $838 million, down 18 percent compared with the year-ago quarter. GAAP operating earnings were $20 million, compared to $3 million in the year-ago quarter.

Home highlights:

•                  Shipped 3.1 million digital entertainment devices

•                  Announced QIP eco-friendly set-top boxes for Verizon FiOS™ customers

•                  Introduced innovative 3DTV set-tops for cable, significantly enhancing 3D experience for consumers

•                  Strengthened North America position and secured wins with four customers to support the delivery of ultra-broadband triple play services

Enterprise Mobility Solutions segment sales were $1.7 billion, up 6 percent compared with the year-ago quarter. GAAP operating earnings were $141 million, compared with operating earnings of $66 million in the year-ago quarter.

Enterprise Mobility Solutions highlights:

•                  Secured one of the single largest TETRA terminal contracts ever awarded in Europe, including more than 50,000 terminals, from the German Federal Ministry of Interior

•                  Received several North America contracts, including a number of multi-million dollar awards from cities, and three statewide expansion wins, including Michigan and Wyoming

•                  Announced a series of rugged digital bar code scanners for harsh industrial environments, and launched the first cordless digital imager designed for healthcare

•                  Continued momentum in retail and in transportation and logistics, including a win with Con-Way, a leader in freight transportation and logistics, for the selection of the MC75 mobile computers

Networks segment sales were $896 million, down 7 percent compared with the year-ago quarter. GAAP operating earnings were $112 million, compared to $62 million in the year-ago quarter.

Networks highlights:

•                  Announced contract with Zain for the first LTE network deployment in Saudi Arabia

•                  Achieved first over-the-air TD-LTE data sessions at the Expo Center for World Expo 2010 in Shanghai; selected by China Mobile Communications Corporation to provide indoor TD-LTE coverage at the World Expo

•                  Shipped 2 millionth WiMAX CPE and dongles, doubling cumulative shipments in just five months

Second-Quarter 2010 Outlook

The Company’s outlook for the second quarter of 2010 is for earnings of $0.07 to $0.09 per share. This outlook now excludes stock-based compensation and amortization of intangibles expenses of approximately $0.04 per share, as well as charges associated with items of the variety typically highlighted by the Company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	First Quarter
(In millions, except per share amounts)	2010	2009

Net sales	$5,044	$5,371
Gross margin	1,786	1,496
Operating earnings (loss)	76	(449)
Earnings (loss) from continuing operations **	69	(291)
Net earnings (loss) **	69	(231)
Diluted earnings (loss) per common share: **
Continuing operations	0.03	(0.13)
Discontinued operations	—	0.03
	0.03	(0.10)

Weighted average diluted common shares outstanding	2,341.3	2,280.5

Highlighted Items, Stock-Based Compensation Expense and Intangibles Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangibles amortization expense for the first quarter of 2010.

EPS Impact Exp/(Inc)***
Tax-related benefit	$(0.02)
Legal settlement	(0.01)
Separation-related transaction costs	0.01
Reorganization of business charges	0.01
Impact of Medicare Part D Subsidy tax law change	0.01
Total Highlighted Items	(0.01)

Stock-based compensation expense	0.02
Intangibles amortization expense	0.02

Total	$0.03

Conference Call and Webcast

Motorola will host its quarterly conference call beginning at 8 a.m. (U.S. Eastern Time) on Thursday, April 29. The conference call will be webcast live with audio and slides at www.motorola.com/investor.

Business Risks

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about the timing and financial impact of the launch of new products and Motorola’s financial outlook for the second quarter of 2010. Motorola cautions the reader that the risk factors below, as well as those on pages 17 through 29 in Item 1A of Motorola’s 2009 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) possible negative effects on the Company’s business operations, financial performance or assets as a result of its plan to create two independent, publicly traded companies; (2) the economic outlook for the telecommunications and broadband industries; (3) the Company’s ability to improve financial performance in its Mobile Devices business, including the success of its smartphone strategy; (4) Mobile Device’s dependency on third-party operating systems and software, including Google’s Android operating system; (5) the level of demand for the Company’s products, particularly if consumers, businesses and governments defer purchases in response to tighter credit; (6) the Company’s ability to introduce new products and technologies in a timely manner; (7) unexpected negative consequences from the Company’s restructuring and cost reduction activities, including as a result of significant restructuring at the Mobile Devices business; (8) negative impact on the Company’s business from global economic conditions, which may include: (i) the inability of customers to obtain financing for purchases of the Company’s products; (ii) the viability of the Company’s suppliers that may no longer have access to necessary financing; (iii) changes in the value of investments held by the Company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of the Company’s debt and equity investments differing significantly from the fair values currently assigned to them; (v) counterparty failures negatively impacting the Company’s financial position; (vi) difficulties or increased costs for the Company in obtaining financing; and (vii) the inability of the Company to sell accounts receivable and long-term receivables in volumes and on terms comparable to historical practices; (9) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (10) risks related to dependence on certain key suppliers; (11) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (12) risks related to the Company’s high volume of manufacturing in Asia; (13) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (14) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (15) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (16) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the Company when competing for business in foreign markets; (17) the impact on the Company from continuing hostilities in countries where the Company does business; (18) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (19) the impact of changes in governmental policies, laws or regulations; (20) the outcome of currently ongoing and future tax matters; and

(21) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

* Total cash equals Cash and cash equivalents plus Sigma Fund (current and non-current) plus Short-term investments.

** Amounts attributable to Motorola, Inc. common shareholders

*** Due to rounding, EPS impact may not be equal to the sum of individual items.

About Motorola

Motorola is known around the world for innovation in communications and is focused on advancing the way the world connects. From broadband communications infrastructure, enterprise mobility and public safety solutions to high-definition video and mobile devices, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile. Motorola (NYSE: MOT) had sales of US $22 billion in 2009. For more information, please visit www.motorola.com.

# # #

Media contact:

Jennifer Erickson

Motorola, Inc.

+1 847-435-5320

jennifer.erickson@motorola.com

Investor contact:

Dean Lindroth

Motorola, Inc.

+1 847-576-6899

dean.lindroth@motorola.com

MOTOROLA and the Stylized M Logo are registered in the US Patent & Trademark Office. All other product or service names are the property of their respective owners. © Motorola, Inc. 2010. All rights reserved.

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	April 3, 2010	December 31, 2009	April 4, 2009
Net sales	$5,044	$5,723	$5,371
Costs of sales	3,258	3,680	3,875
Gross margin	1,786	2,043	1,496

Selling, general and administrative expenses	876	890	869
Research and development expenditures	757	793	847
Separation-related transaction costs	25	23	—
Other charges (income)	(13)	106	158
Intangibles amortization	65	68	71
Operating earnings (loss)	76	163	(449)

Other income (expense):
Interest expense, net	(33)	(18)	(35)
Gain (loss) on sales of investments and businesses, net	8	57	(20)
Other	12	(2)	70
Total other income (expense)	(13)	37	15

Earnings (loss) from continuing operations before income taxes	63	200	(434)

Income tax expense (benefit)	(5)	57	(146)
Earnings (loss) from continuing operations	68	143	(288)

Earnings from discontinued operations, net of tax	—	—	60
Net earnings (loss)	68	143	(228)

Less: Earnings (loss) attributable to noncontrolling interests	(1)	1	3
Net earnings (loss) attributable to Motorola, Inc.	$69	$142	$(231)

Amounts attributable to Motorola, Inc. common shareholders
Earnings (loss) from continuing operations, net of tax	$69	$142	$(291)
Earnings from discontinued operations, net of tax	—	—	60
Net earnings (loss)	$69	$142	$(231)

Earnings (loss) per common share
Basic:
Continuing operations	$0.03	$0.06	$(0.13)
Discontinued operations	—	—	0.03
	$0.03	$0.06	$(0.10)

Diluted:
Continuing operations	$0.03	$0.06	$(0.13)
Discontinued operations	—	—	0.03
	$0.03	$0.06	$(0.10)

Weighted average common shares outstanding
Basic	2,315.7	2,311.4	2,280.5
Diluted	2,341.3	2,330.0	2,280.5

Dividends paid per share	$—	$—	$0.05

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	64.6%	64.3%	72.1%
Gross margin	35.4%	35.7%	27.9%

Selling, general and administrative expenses	17.4%	15.6%	16.2%
Research and development expenditures	15.0%	13.9%	15.8%
Separation-related transaction costs	0.5%	0.4%	0.0%
Other charges (income)	-0.3%	1.9%	2.9%
Intangibles amortization	1.3%	1.2%	1.3%
Operating earnings (loss)	1.5%	2.8%	-8.4%

Other income (expense):
Interest exense, net	-0.7%	-0.3%	-0.7%
Gain (loss) on sales of investments and businesses, net	0.2%	1.0%	-0.4%
Other	0.2%	0.0%	1.3%
Total other income (expense)	-0.3%	0.6%	0.3%
Earnings (loss) from continuing operations before income taxes	1.2%	3.5%	-8.1%
Income tax expense (benefit)	-0.1%	1.0%	-2.7%
Earnings (loss) from continuing operations	1.3%	2.5%	-5.4%

Earnings from discontinued operations, net of tax	0.0%	0.0%	1.1%
Net earnings (loss)	1.3%	2.5%	-4.2%

Less: Earnings (loss) attributable to noncontrolling interests	0.0%	0.0%	0.1%
Net earnings (loss) attributable to Motorola, Inc.	1.4%	2.5%	-4.3%

* Percentages may not add up due to rounding

Motorola, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	April 3,	December 31,	April 4,
	2010	2009	2009
Assets
Cash and cash equivalents	$3,188	$2,869	$3,265
Sigma Fund	5,174	5,092	2,587
Short-term investments	6	2	19
Accounts receivable, net	3,086	3,495	3,689
Inventories, net	1,251	1,308	2,071
Deferred income taxes	1,125	1,082	1,161
Other current assets	2,066	2,184	2,919
Total current assets	15,896	16,032	15,711

Property, plant and equipment, net	2,088	2,154	2,322
Sigma Fund	116	66	257
Investments	408	459	498
Deferred income taxes	2,253	2,284	2,445
Goodwill	2,830	2,823	2,822
Other assets	1,669	1,785	1,708
Total assets	$25,260	$25,603	$25,763

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$532	$536	$63
Accounts payable	2,147	2,429	2,265
Accrued liabilities	5,194	5,296	6,728
Total current liabilities	7,873	8,261	9,056

Long-term debt	3,372	3,365	3,878
Other liabilities	3,970	4,094	3,463

Total Motorola, Inc. stockholders’ equity	9,944	9,775	9,275

Noncontrolling interests	101	108	91

Total liabilities and stockholders’ equity	$25,260	$25,603	$25,763

Financial Ratios:
Total cash*	$8,484	$8,029	$6,128

*Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	April 3, 2010	December 31, 2009	April 4, 2009
Operating
Net earnings (loss) attributable to Motorola, Inc.	$69	$142	$(231)
Earnings (loss) attributable to the noncontrolling interest	(1)	1	3
Net earnings (loss)	68	143	(228)
Earnings from discontinued operations, net of tax	—	—	60
Earnings (loss) from continuing operations	68	143	(288)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation and amortization	173	180	190
Non-cash other charges	(21)	(5)	(63)
Share-based compensation expense	72	71	76
Loss (gain) on sales of investments and businesses, net	(8)	(58)	20
Deferred income taxes, including change in valuation allowance	(22)	164	(197)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	411	(94)	(204)
Inventories	58	223	582
Other current assets	114	—	217
Accounts payable and accrued liabilities	(388)	164	(1,355)
Other assets and liabilities	28	89	8
Net cash provided by (used for) operating activities	485	877	(1,014)
Investing
Acquisitions and investments, net	(23)	(20)	(15)
Proceeds from sales of investments and businesses, net	22	35	137
Capital expenditures	(70)	(86)	(71)
Proceeds from sales of property, plant and equipment	28	14	3
Proceeds from sales (purchases) of Sigma Fund investments, net	(116)	(1,020)	1,319
Proceeds from sales (purchases) of short-term investments, net	(4)	14	206
Net cash provided by (used for) investing activities	(163)	(1,063)	1,579
Financing
Repayment of short-term borrowings, net	(4)	(15)	(31)
Repayment of debt	(2)	(2)	(129)
Issuance of common stock	63	6	56
Payment of dividends	—	—	(114)
Other, net	(8)	(1)	—
Net cash provided by (used for) financing activities	49	(12)	(218)
Effect of exchange rate changes on cash and cash equivalents	(52)	17	(146)
Net increase (decrease) in cash and cash equivalents	319	(181)	201
Cash and cash equivalents, beginning of period	2,869	3,050	3,064
Cash and cash equivalents, end of period	$3,188	$2,869	$3,265

Motorola, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales and Operating earnings (loss) by reportable segment for the three months ended April 3, 2010 and April 4, 2009.

	Net Sales
	Three Months Ended April 3, 2010	Three Months Ended April 4, 2009	% Change from 2009

Mobile Devices	$1,641	$1,801	-9%
Home	838	1,025	-18%
Enterprise Mobility Solutions	1,694	1,599	6%
Networks	896	966	-7%
Segment Totals	5,069	5,391	-6%
Other and Eliminations	(25)	(20)	25%
Company Totals	$5,044	$5,371	-6%

	Operating Earnings (Loss)
	Three Months Ended April 3, 2010	Three Months Ended April 4, 2009	% Change from 2009

Mobile Devices	$(192)	$(545)	-65%
Home	20	3	567%
Enterprise Mobility Solutions	141	66	114%
Networks	112	62	81%
Segment Totals	81	(414)	***
Other and Eliminations	(5)	(35)	-86%
Company Totals	$76	$(449)	***

*** Percentage change is not meaningful.